BlackRock Bond Fund, Inc. (the "Registrant")
BlackRock Total Return Fund

77Q1(a):
Copies of any material amendments to the Registrant's charter or by-laws
Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles of Amendment, dated August 31, 2015, and filed with the State Department of Assessments and Taxation of the State of Maryland.





Exhibit 77Q1(a)
BLACKROCK BOND FUND, INC.

ARTICLES OF AMENDMENT


      BLACKROCK BOND FUND, INC., a Maryland corporation (the
"Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

      FIRST: Pursuant to Section 2-605 of the Maryland General Corporation Law (the "MGCL"), the charter of the Corporation is hereby amended by renaming the class of stock of the BlackRock Total Return Fund series of the Corporation as set forth below:

Current Name of Class of      New Name of Class of
BlackRock Total Return Fund   BlackRock Total Return Fund

BlackRock Common Stock        Class K Common Stock

      SECOND: The amendment to the charter of the Corporation that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by
Section 2-605(a)(2) of the MGCL to be made without action by the stockholders of the Corporation.

      THIRD: The authorized stock of the Corporation has not been increased by these Articles of Amendment.

      FOURTH: As amended hereby, the charter of the Corporation shall remain in full force and effect.






      IN WITNESS WHEREOF, BLACKROCK BOND FUND, INC., has caused these Articles of Amendment to be signed in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 31 day of August 2015.


BLACKROCK BOND FUND, INC.




By: /s/ John M. Perlowski_______________
 Name: John M. Perlowski
 Title: President and Chief
Executive Officer


Witness:
 /s/ Benjamin Archibald______
Name: Benjamin Archibald
Title: Secretary